                                                                EXHIBIT 10.18(i)


                              FOURTH AMENDMENT TO
                                 OFFICE LEASE
                              -------------------

          This FOURTH AMENDMENT to OFFICE LEASE (the "Amendment") is made and entered into as of the 29th day of August, 1994 by and between CENTER TOWER ASSOCIATES, a California general partnership ("Landlord"), and US FACILITIES CORPORATION, a Delaware corporation ("Tenant"), with respect to the following:


                                   RECITALS
                                   --------

          A. Landlord is the landlord and Tenant is the last assignee of the tenant's interest pursuant to that certain office lease dated May 28, 1985 between Landlord and U.S. Benefits, Inc. (the "Original Lease"), as modified by two (2) certain letter agreements each dated May 28, 1985 (the "Letters"), a certain First Amendment to Office Lease dated November 24, 1986 (the "First Amendment"), a certain Second Amendment to Office Lease dated July 8, 1992 (the "Second Amendment") and a certain Third Amendment to Office Lease dated May 4, 1993 (the "Third Amendment"). The Original Lease, the Letters, the First Amendment, the Second Amendment and the Third Amendment are herein sometimes, collectively, referred to as the "Lease."

          B. Pursuant to the Second Amendment and Third Amendment, Tenant holds, among other spaces, a certain space consisting of approximately 3,309 square feet of Rentable Area and commonly known as Suite 1510 (the "Additional Space"). The term of the Lease with respect to the Additional Space expired on July 26,1994 (the "Second Expiration Date"). Tenant desires to further extend the term of the Lease with respect to the Additional Space, and Landlord is willing to consent to such extension. Landlord and Tenant enter into this Amendment to set forth the terms and conditions upon which Tenant shall continue to hold the Additional Space.


                                   AGREEMENT
                                   ---------

          IN CONSIDERATION of the foregoing recitals and the mutual promises and covenants contained herein, Landlord and Tenant agree as follows:

          1.   Term.  The term of the Lease with respect to the Additional Space
               ----
shall be extended for the period from July 27, 1994 through April 21, 1997 (the "Second Extension Period").

          2.   Terms of Leasing.  During the Second Extension Period, Tenant
               ----------------
shall continue to hold and occupy the Additional Space upon all of the terms and conditions of the Second and Third Amendments, except that:

               (a) The Commencement Date of the Second Extension Period shall be the day following the Second Expiration Date.

               (b) Basic Annual Rent for the Additional Space for the Second Extension Period shall be $16.00 per square foot of Rentable Area. During the Second Extension Period, Tenant shall also pay all Additional Rent provided for in Paragraph 3 of the Original Lease with respect to the Additional Space. Basic Annual Rent and Additional Rent shall be paid at the times and in the manner provided in Paragraphs 2 and 3 of the Original Lease.

              (c) Landlord and Tenant each represents and warrants to the other that it has not retained or dealt with any broker, finder or agent in connection with the negotiation of this Amendment and the Second Extension Period, and that there is no broker, finder or agent entitled to claim a fee or commission through or under such warranting party. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims for a fee or commission by any broker, finder or agent claiming through or under such warranting party. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provision.

              (d) The provisions of Basic Lease Provisions 4, 5, 6, 7, 8, 10 and 12 and Paragraphs 1, 6(a), 35, 44.1, 44.2, 44.5 and 44.6 of the Original Lease, the Letters, the First Amendment, paragraphs 3(a), 3(b), 3(c) and 3(d) of the Second Amendment and paragraphs 1 and 2(a) of the Third Amendment shall have no application with respect to the Second Extension Period.

              (e) Any provisions of the Lease which are superseded by or inconsistent with the provisions of this Amendment shall have no application to the Second Extension Period. In the event of any inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control with respect to the Second Extension Period.

          3.   Other Matters. Landlord and Tenant also acknowledge and agree
               -------------
that:

              (a) Nothing contained in this Amendment shall affect in any way the terms of the Lease with respect to the balance of the Premises.

              (b) The parties hereto agree that the terms of this Amendment are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Each of the parties hereto agrees that it and its respective partners, officers, directors, employees and attorney shall not disclose the terms and conditions of this Amendment to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord's interest in the Building or any portion thereof, and either party may disclose the terms hereto to its independent accountants who review its financial statements or prepare its tax returns, to its counsel, bankers, investment bankers, brokers and agents, governmental agencies or other persons to whom disclosure is required as a matter of law or a requirement of diligent inquiry imposed by law and in any action which is brought to prevent the breach or continued breach of this Lease or to seek damages for any breach or alleged breach. The foregoing non-disclosure covenant shall also not extend to disclosure of the terms and conditions of this Amendment to any person or entity with whom Tenant is negotiating the acquisition (however effected) of Tenant or substantially all of Tenant's assets or to the lenders, legal counsel or other professional advisors to such potential acquiror.

              (c) Tenant currently holds the entire Additional Space and accepts the same "AS IS." Landlord shall have no responsibility, either as to performance or payment, to remodel or renovate the Additional Space for Tenant's use. Any work of remodeling or renovation of the Additional Space required for Tenant's use thereof shall (i) be the sole responsibility of Tenant, both as to performance and payment of the costs thereof, (ii) comply with all applicable requirements of the Lease and all governmental authorities having jurisdiction of the Additional Space and (iii) be subject to the prior written approval of Landlord. No remodeling or renovation by Tenant shall result in any abatement of the rent payable by Tenant with respect to the Additional Space.

          4. Effective Date. This Amendment shall not be effective until
             --------------
executed and delivered by both Tenant and Landlord. Upon such last execution and delivery, this Amendment shall be effective as of July 27, 1994.

          5. Counterparts. This Amendment may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          6. Defined Terms. All terms used herein with initial capital letters
             -------------
and not defined herein shall have the meanings given to such terms in the Lease.

          7. Lease in Effect.  Landlord and Tenant acknowledge that the Lease,
             ---------------
as hereby amended and supplemented, remains in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Lease to be effective as of the date specified in paragraph 4 hereof.

US FACILITIES CORPORATION,                 CENTER TOWER ASSOCIATES, a California
a Delaware Corporation                     general partnership

By  /s/ Mark Burke                         By Tower Associates, a Partnership,
    --------------------------                Managing Partner

Title Sr. Vice President
      ------------------------

                                              By /s/ Chase McLaughlin
                                                 ----------------------------
                                                           Partner
By /s/ John T. Grush
   ---------------------------

Title Sr. Vice President                     By  /s/ Henry T. Segerstrom
      ------------------------                   ----------------------------
             "Tenant"                                  Managing Partner


                                              By /s/ Jeanette E. Segerstrom
                                                 ----------------------------
                                                       Managing Partner

                                                          "Landlord"

                        FIFTH AMENDMENT TO OFFICE LEASE
                        -------------------------------

     This FIFTH AMENDMENT to OFFICE LEASE (the "Amendment") is made and entered into as of the 1st day of October, 1995 by and between CENTER TOWER ASSOCIATES, a California general partnership ("Landlord"), and US FACILITIES CORPORATION, a Delaware corporation ("Tenant"), with respect to the following:

                                   RECITALS
                                   --------

     A. Landlord is the landlord and Tenant is the last assignee of the tenant's interest pursuant to that certain office lease dated May 28, 1985 between Landlord and US Benefits, Inc. (the "Original Lease"), as modified by two (2) certain letter agreements each dated May 28, 1985 (the "Letters"), a certain First Amendment to Office Lease dated November 24, 1986 (the "First Amendment"), a certain Second Amendment to Office Lease dated July 8, 1992 the ("Second Amendment"), a certain Third Amendment to Office Lease dated May 4, 1993 (the "Third Amendment"), and a certain Fourth Amendment to Office Lease dated August 29, 1994 (the "Fourth Amendment"). The Original Lease, the Letters, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are herein sometimes, collectively, referred to as the "Lease."

     B. Landlord and Tenant desire to enter into this Amendment in order, among other things, to extend the term of the Lease, to expand the size of the Premises, to provide a renewal option and to provide a right of first offer. The Premises currently consists of approximately thirty-six thousand four hundred twelve (36,412) square feet of Rentable Area and the term is currently scheduled to expire on April 21, 1997.

                                   AGREEMENT
                                   ---------

     IN CONSIDERATION of the foregoing recitals and the mutual promises and covenants contained herein, Landlord and Tenant agree as follows:

     1.   Term.  The term of the Lease with respect to the Premises, as
          ----
hereinafter expanded and as may be further expanded in the future pursuant to the terms of this Amendment, shall be extended for the period from April 22, 1997 through March 31, 2007 (the "Extended Term").

     2.   Lease of Expansion Space. Landlord hereby leases to Tenant, and Tenant
          ------------------------
hereby hires from Landlord, upon the terms and conditions set forth in this Amendment, that certain space in the Building located on the fifteenth (15th) floor and commonly known as suite 1550 which contains approximately three thousand eight hundred sixty-nine (3,869) square feet of Rentable Area (the "Expansion Space") as depicted on Exhibit "A" attached hereto and made a part hereof. The term of the Lease with respect to the Expansion Space shall commence as of the date of this Amendment (the "Expansion Space Commencement Date") and shall terminate as set forth in Paragraph 1 above. All terms and conditions of the Lease shall apply to the Expansion Space as modified by this Amendment. The Premises and Expansion Space are sometimes hereinafter referred to as the Premises.

     3.   Payment of Rent.  Basic Annual Rent shall be as follows:
          ---------------

          (a) To and until September 30, 1995, Tenant shall continue to pay Basic Annual Rent at the rate of $33.72 per square foot of Rentable Area ($2.81 per square foot per month). From the Expansion Space Commencement Date to and until the Expansion Space Rent Commencement Date, as defined in Paragraph 6 below, Basic Annual Rent at the rate specified in Paragraph 3(b) below, shall be based on the Rentable Area of the Premises as currently configured (36,412 square feet of Rentable Area); after the expansion Space Rent Commencement Date, Basic Annual Rent at the rates specified in Paragraphs 3(b) and (c) below, shall be based upon the Rentable Area of the Premises including the Expansion Space.

          (b) For the period from October 1, 1995 through March 31, 2007, and subject to the increase provided for in Paragraph 3(c) below, Basic Annual Rent shall be at the rate of $18.60 per square foot of Rentable Area ($1.55 per square foot per month) of the Premises.

          (c) The Basic Annual Rent shall be adjusted upward only on a one-time basis as of October 1, 2000 to reflect any upward change in the cost of living. The adjustment, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), subgroup "all items," entitled "Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Los Angeles-Anaheim-Riverside Average, 1982-1984 = 100)." The Index for said subgroup published for the month of September, 1995 shall be considered the initial "base." The then current Basic Annual Rent shall be adjusted at the adjustment date by the percentage increase, if any, in the Index published for the month of September, 2000 over the "base"; provided, however, that in no event shall the Basic Annual Rent after any such adjustment be less than the Basic Annual Rent in effect immediately prior to such adjustment, notwithstanding the fact that the Index may, as of the adjustment date, be less than the "base." Further, no such increase shall exceed seventeen and one-half percent (17 1/2%). When the new Basic Annual Rent is determined, Landlord shall give Tenant written notice to that effect indicating how the new Basic Annual Rent figure was computed.

               If, at the adjustment date, there shall not exist the Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series) in the same format as recited in this Paragraph 3(c), Landlord shall substitute any official Index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be most nearly equivalent thereto. In effecting such substitution, Landlord shall utilize any conversion table provided by the governmental agency which issues such substitute index and shall make such adjustments as may be required so as to achieve a functional equivalency between the substitute index and the Consumer Price Index as of September 1995 both in terms of components and the relative percentages each component contributes to the overall Consumer Price Index.

               If any adjustment provided for herein shall not have been made at the commencement of the period for which applicable, Tenant shall continue to pay Basic Annual Rent at the last rate applicable until the Tenant receives Landlord's written notice as to such adjustment. Within ten (10) days after Tenant's receipt of Landlord's notice, Tenant shall pay to Landlord an amount equal to the new Basic Annual Rent divided by twelve (12) and multiplied by the number of months from October 1, 2000 to the date of receipt of Landlord's notice, less the aggregate amount paid by Tenant on account of Basic Annual Rent for the same period. Thereafter, Tenant shall pay Basic Annual Rent at the new rate set forth in Landlord's notice.

          (d) In addition, prior to and following commencement of the Extended Term, Tenant shall continue to pay all Additional Rent provided for in the Lease. To and until the Expansion Space Rent Commencement Date, such Additional Rent shall be based upon the Rentable Area of the Premises without regard for the Expansion Space, or approximately 36,412 square feet; thereafter, such Additional Rent shall be based upon the Rentable Area of the Premises including the Expansion Space or approximately 40,281 square feet, subject to the provisions of Exhibit "A-3" to the Lease.

          (e) Tenant's security deposit as denominated in Item 9 of the Basic Lease Provisions shall not be increased.

     4.   Expansion Space.  As promptly as practicable following the execution
          ---------------
and delivery of this Amendment, Landlord shall deliver the Expansion Space to Tenant and Landlord and Tenant shall diligently undertake and complete the planning and construction of the Expansion Space.

     5.   Improvements to the Expansion Space. Immediately subsequent to
          -----------------------------------
delivery of the Expansion Space to the Tenant, Tenant shall perform certain work of remodeling or renovation in the Expansion Space (the "Tenant's Work") and Landlord shall provide funding for such work but in no event to exceed $25.00 per square foot of Occupied Area or Seventy-Nine Thousand Eight Hundred Seventy-Five Dollars ($79,875.00) (the "Allowance") including any fees for space planning, design, engineering and permits, etc.

          (a) Tenant's work shall consist of all work depicted on the space plan (the "Plan") to be prepared by Tenant's planner (the "Planner"), which shall be subject to approval by both Landlord and Tenant.

          (b) Promptly following the execution and delivery of this Amendment, Tenant shall cause the Planner to prepare and submit for approval by Landlord and Tenant the Plan for Tenant's Work. Upon approval of the Plan by Landlord and Tenant, Tenant shall cause the Planner to prepare the working drawings for Tenant's Work and to apply for and obtain all governmental permits and approvals required in connection with the performance of Tenant's Work. The working drawings shall be subject to approval by both the Landlord and Tenant.

          (c) Promptly upon approval by Landlord and Tenant of the working drawings for the Tenant's Work, Tenant shall cause three (3) tenant improvements contractors mutually approved by both Tenant and Landlord to prepare and submit to Tenant bids for the cost of construction of Tenant's Work. Tenant shall provide a copy of each such bid to Landlord. Tenant shall select the contractor to perform the Tenant's Work which selection shall be made by Tenant within ten
(10) business days of Tenant's receipt of the bids. Landlord shall be responsible for the payment of the cost of construction up to twenty-five dollars ($25.00) per square foot of Occupied Area and Tenant shall be responsible for all additional costs, if any. In the event of any cost over twenty-five dollars ($25.00) per square foot of Occupied Area or the addition of any cost resulting from any change in or addition to Tenant's Work initiated by Tenant, Tenant shall pay such amounts.


          (d) Promptly following issuance of the governmental permits and approvals necessary for the conduct of Tenant's Work, Tenant shall cause Tenant's contractor to commence Tenant's Work and to diligently prosecute the same to completion. Tenant shall cause Tenant's Work to be completed as promptly as practicable; however, nothing herein shall require Tenant to utilize any overtime or special rate labor. Landlord shall fund one-half (1/2) of the Allowance to Tenant within three (3) business days of the date upon which all of the following have been accomplished: (i) The Plan and the working drawings have been fully approved by both Landlord and Tenant; (ii) Tenant has approved a bid, selected a contractor from the three (3) bidders and executed a construction contract for the Tenant's work with the selected contractor; and (iii) Tenant has received validly issued permits from all applicable governmental agencies having jurisdiction which are required for the Tenant Work in accordance with the Plan and the approved working drawings. Landlord shall fund the remaining one-half (1/2) of the Allowance (or so much thereof as may be necessary for Tenant to satisfy outstanding invoices for the completion of the Tenant Work in accordance with the Plan and the approved working drawings) to Tenant within three (3) business days of the date which is the last to occur of: (1) The Expansion Space Rent Commencement Date; (ii) the completion by Tenant of all of Tenant's Work, including all punch-list items in conformance with the Plans and the approved working drawings; and (iii) delivery to Landlord of a list of those persons or entities retained by Tenant or Tenant's contractor to perform any of Tenant's Work together with conditional lien releases or other documentary evidence reasonably satisfactory to Landlord, demonstrating that upon payment to such persons or entities, all rights of lien or actual liens shall be released. Tenant shall be solely responsible to pay for all costs of design and construction of Tenant's Work, subject to the Allowance specified in this Paragraph 5. In no event shall Landlord be required to fund any portion of the Allowance during the pendency of any default by Tenant.

          (e) Tenant's Work shall comply with all applicable requirements of all governmental authorities having jurisdiction of the Premises. All Tenant's Work shall comply with all rules and regulations adopted by Landlord for the safety of persons and property in and about the Building, for the care and cleanliness of the Building and for the preservation of the normal operations of the Building and its occupants, including but not limited to rules and regulations regulating the usage of the Building elevators and loading docks, the usage of staging areas outside of the Premises and the hours during which operations involving noise, dust and odors may be performed. With respect to all such matters, Tenant and its contractor shall comply with all directions of Landlord's construction manager.

          (f) Tenant may undertake such additional improvements as Tenant may desire subject to the terms and limitations of the Lease.

          (g) Tenant's Work shall be undertaken pursuant to the terms and conditions of the Work Letter Agreement attached hereto as Exhibit "B" and made a part hereof.

          (h) Tenant agrees and understands that the review of the Plan and the working drawings pursuant to this Amendment by Landlord is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be responsible for the correctness or accuracy of the Plan and/or working drawings or compliance of the Plan and/or working drawings with applicable laws.

     6.  Completion of Expansion Space. Promptly following the completion of
         -----------------------------
Tenant's Work in the Expansion Space, Tenant shall occupy same. The Expansion Space Rent Commencement Date shall be April 1, 1996. Subject to securing a valid certificate of occupancy for the Expansion Space, Tenant may occupy and use the Expansion Space for the conduct of its normal business operations pursuant to all of the terms and conditions of this Lease prior to the Expansion Space Rent Commencement Date and Tenant shall not be responsible for the payment of Basic Annual Rent or Additional Rent until the Expansion Space Rent Commencement Date. Tenant's occupancy of the Expansion Space shall be the sole responsibility of Tenant, both as to performance and payment of all costs thereof. Such occupancy shall be conducted at such times and in such manner as shall be approved in advance by Landlord. Such occupancy shall also be conducted in accordance with all reasonable instructions or directions of Landlord's Building Manager for the purposes of protecting the Building and its occupants and preventing interference with the operations of the Building and its occupants. Such instructions or directions may include, but shall not be limited to, hours of usage of Building elevators, padding of elevators and methods of movement of large or heavy objects.

     7.   Modifications to Original Lease. From and after the Expansion Space
          ------------------------------
Commencement Date, Tenant shall hold and occupy the Premises including the Expansion Space upon all of the terms and conditions of the Lease as amended by the Letters, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and as hereby amended, except that:

          (a) The following Basic Lease Provisions of the Lease shall be amended to read, in their entireties, as follows:

                    "1.  Building Name:       The Center Tower
                         Floors:              16 and a portion of 15
                         Address:             650 Town Center Drive
                                              Costa Mesa, CA 92626
                         Suites:              1600 and 1500 (portions of Suite
                                              1500 were formerly referred to as
                                              Suites 1510 and 1550)

                     2. Rentable Area:        16th Floor - 21,634 square feet
                                              15th Floor - 18,647 square feet

                     3. Expense Percentage:   9.5498%

                     All portions of the Basic Lease Provisions of the Lease not specifically restated in this Paragraph shall remain in their original forms set forth in the Lease, and shall apply, except where superseded by the provisions of this Amendment, to both the Premises and the Expansion Space."

          (b) Basic Lease Provisions 4, 5, 7, 8, 10 and 12 and Paragraphs 1,6(a), 35, 44.1, 44.2, 44.5, 44.6 of the Original Lease, the Letters,
Paragraphs 3(a), 3(b), 3(c), 3(d) and 4 of the First Amendment, Paragraphs 3(a), 3(b), 3(c) and 3(d) of the Second Amendment, Paragraphs 1 and 2(a) of the Third Amendment and Paragraphs 1, 2(a) and 2(b) of the Fourth Amendment shall have no application to the Premises including the Expansion Space for the existing term and the Extended Term.

          (c) The Basic Annual Rent and Additional Rent with respect to the Premises including the Expansion Space shall be as provided in Paragraph 3 above.

          (d) Those provisions of the Lease which are superseded by the provisions of this Amendment shall have no application to the Premises including the Expansion Premises for the existing term and the Extended Term. In the event of any inconsistency between the Lease and this Amendment, the provisions of this Amendment shall control as to the Premises including the Expansion Space for the Extended Term.

          (e) Upon execution of this Amendment and provided Tenant is current with payment of all of its rental obligations, Tenant's obligations for the payment of Basic Annual Rent and Additional Rent as calculated under the Lease in effect prior to this Amendment shall cease to further accrue as of the Expansion Space Commencement Date and Tenant's obligations for the payment of Basic Annual Rent and Additional Rent as calculated under this Amendment shall begin to accrue as of the Expansion Space Commencement Date.

     8.   Take-Down Space.
          ---------------

          (a) As of April 24, 1996 (the "Take-Down Space Commencement Date"), Tenant shall lease Suites 1520 and 1530, consisting of 1,600 square feet of Rentable Area and 1,861 square feet of Rentable Area respectively, (the "Take-Down Space") as depicted on Exhibit "C" attached hereto and made a part hereof, for a term commencing on the Take-Down Space Commencement Date and terminating upon the expiration or earlier termination of this Lease. In the event that Landlord is reasonably able to deliver the Take-Down Space to Tenant earlier than the Take-Down
                                      -4-

Space Commencement Date, then Landlord shall attempt to do so and the Take-Down Space Commencement Date shall become the date of such delivery. Landlord shall have no affirmative obligation to deliver the Take-Down Space early but shall make reasonable attempts to do so without the necessity of spending any money or making any agreements which are economically disadvantageous to Landlord.

          (b) Effective on the Take-Down Space Commencement Date, this Lease, without further act of either party hereto, shall be deemed amended in the following respects:

               (i) The Take-Down Space shall be added to the Premises, in its then "as-is" condition and the term "Premises" as used in the Lease shall be deemed to include the Take-Down Space;

               (ii) The amount of Basic Annual Rent and Additional Rent which Tenant is required to pay under this Lease shall be appropriately increased at the same rate per square foot of Rentable Area as is provided in the Lease for the Premises, to reflect the amount of additional square feet of Rentable Area of the Take-Down Space;

               (iii) Tenant's Expense Percentage shall be increased by .8205% to reflect the addition of the Take-Down Space to the Premises demised hereunder which shall result in a total Expense Percentage of 10.3703%; and

               (iv) The expiration of the term of the Lease for the Take-Down Space shall be the same as for the Premises.

Except as expressly otherwise provided herein, all of the terms, covenants, conditions, provisions and agreements of the Lease shall apply to the Take-Down Space.

          (c) Tenant shall accept the Take-Down Space in its then "as-is" condition. Tenant may construct improvements in the Take-Down Space in accordance with the terms of the Lease. Tenant shall pay for any and all improvements.

          (d)  The Take-Down Space Rent Commencement Date shall be the later of
(i) the date which is sixty (60) days after the Take-Down Space Commencement Date, or (ii) June 24, 1996. Subject to securing a valid certificate of occupancy for the Expansion Space, Tenant may occupy and use the Take-Down Space for the conduct of its normal business operations pursuant to all of the terms and conditions of this Lease prior to the Take-Down Space Rent Commencement Date and Tenant shall not be responsible for the payment of Basic Annual Rent or Additional Rent until the Take-Down Space Rent Commencement Date.

          (e) Notwithstanding the provisions of Paragraph 8(d) above and in lieu of any improvement allowance for the Take-Down Space, Basic Annual Rent shall be abated for the Take-Down Space as described in the following sentence and beginning on the first day of the first full calendar month following the Take-Down Space Rent Commencement Date. Basic Annual Rent for the Take-Down Space shall be abated in an amount equal to the cost of Tenant's Work (of the same nature and scope as for the Expansion Space) for the Take-Down Space but in no event to exceed an amount equal to $10.00 per square foot of Occupied Area within the Take-Down Space or Twenty-Eight Thousand Five Hundred Eighty Dollars ($28,580.00).

          (f) At the Take-Down Space Commencement Date, Landlord does not guarantee that delivery of the Take-Down Space will not be delayed if the then existing occupants of the Take-Down Space shall hold over, or for any other reason beyond Landlord's reasonable control. In such event, Basic Annual Rent and Additional Rent with respect to the Take-Down Space shall be abated until landlord legally delivers the same to Tenant, as Tenant's sole resource. If Landlord has not delivered the Take-Down Space to Tenant within five (5) months of the Take-Down Space Commencement Date, Tenant shall have the option to terminate its obligation to take the Take-Down Space by giving a five (5) business day written notice to Landlord specifying that Tenant elects to terminate its obligation concerning the Take-Down Space. If Landlord does not deliver the Take-Down Space to Tenant prior to the expiration of five (5) business days from the date of Landlord's receipt of Tenant's notice, Tenant's obligation to take the Take-Down Space shall lapse and be of no further force or effect with the Lease to otherwise remain fully operative.

     9.   Right of First Offer.
          --------------------

          (a) Tenant shall be entitled to a continuous right, during the existing term and the Extended Term, to lease additional space, on the fourteenth (14th) and seventeenth (17th) floors of the Building (the "ROFO Space") on a "right of first offer" basis as provided for in this Paragraph 9. Upon written request from Tenant given at any time during the Lease term or Additional Term, Landlord shall provide Tenant written notice (the "Availability Notice") of ROFO space which is then available for lease, if any together with the Basic Annual Rent and Additional Rent and other primary terms and conditions upon which Landlord is willing to lease the ROFO Space to Tenant. Tenant shall have ten (10) business days after its receipt of the Availability Notice (which notice shall identify the location of the ROFO Space in question, if any) in which Tenant may give Landlord written notice of Tenant's acceptance of the ROFO Space on the terms and conditions set forth in the Availability Notice and in this Paragraph 9 (the "Acceptance Notice"). After the expiration of such ten
(10) business day period, if Tenant has not given Landlord a timely Acceptance Notice, then Landlord shall be free to lease the ROFO Space to any other person or entity on any terms and conditions.

          (b) Subject to Tenant submitting a written request to Landlord regarding the availability of the ROFO Space as provided for in subparagraph (a) above, commencing from the time such ROFO Space becomes available up until ten
(10) business days after Landlord provides Tenant an Availability Notice with respect to such ROFO Space, Landlord shall not enter into any lease of the ROFO Space in question with any other person. If during such ten (10) business day period Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly enter into a lease of the ROFO Space on the terms and conditions specified in the Availability Notice and in subparagraph (c) below, which space shall be delivered in its then "as is" condition. The term of the lease for the ROFO Space shall commence on the "ROFO Space Commencement Date" (as defined in subparagraph (e) below), and shall terminate upon the expiration or earlier termination of this Lease.

          (c) If Tenant duly elects to lease ROFO Space, then effective on the ROFO Space Commencement Date, this Lease, without further act of either party hereto, shall be deemed amended in the following respects:

              (i) The ROFO Space shall be added to the Premises, in its then "as is" condition and the term "Premises" as used in this Amendment shall be deemed to include the ROFO Space;

              (ii) The amount of Basic Annual Rent and Additional Rent which Tenant is required to pay for the ROFO Space under this Lease shall be as specified in the Availability Notice as determined by Landlord with reference to the Fair Market Rental Rate as defined in Paragraph 9(d) below; and

              (iii) Tenant's Expense Percentage shall be appropriately increased to reflect the addition of the ROFO Space to the Premises demised hereunder.

Except as expressly otherwise provided herein, all of the terms, covenants, conditions, provisions and agreements of the Lease, as amended, shall apply to the ROFO Space.

          (d) Basic Annual Rent and Additional Rent for the ROFO Space shall be the "Fair Market Rental Rate" and shall be as determined pursuant to this clause
(d). The Availability Notice shall include Landlord's determination, in Landlord's good faith judgment, of the Fair Market Rental Rate as established by transactions of comparable space to the ROFO Space located in Center Tower ("Comparable Transactions"), including any periodic increase therein. In no event, however, shall the Fair Market Rental Rate be less than the amount of Basic Annual Rent Rate and Additional Rent then in effect under this Lease. If Tenant gives Landlord an Acceptance Notice, Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Rental Rate, including any periodic increases therein. If Tenant shall fail to deliver an Acceptance Notice in the manner and within the time herein specified, then such failure shall constitute a rescission of Tenant's exercise of its option for the ROFO Space and, thereafter, Tenant's option shall have fully and forever lapsed and shall be of no further force or effect. In the event that Tenant shall deliver an Acceptance Notice in the manner and within the time herein specified, then the Basic Annual Rental and Additional Rent for the ROFO Space shall be the Fair Market Rental Rate so determined by Landlord, and all periodic increases, if any,as finally determined shall be applicable in full.

          (e) The ROFO Space Commencement Date shall be the earlier of (i) the date which is five (5) business days after Landlord gives Tenant written notice that the ROFO Space is
                                      -6-
ready for occupancy; or (ii) upon such earlier date as Tenant takes possession of or commences use of the ROFO Space for any purpose, including construction.

          (f) The option to lease ROFO Space (the "ROFO Option") is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant. In the event that at the time such ROFO Option is exercisable by Tenant, this Lease has been assigned, or a sublease exists as to any portion of the Premises, the ROFO Option shall be deemed null and void and Tenant, and any assignee or sublessee, shall not have the right to exercise the ROFO Option.

          (g) Tenant shall have no right to exercise the ROFO Option in the event that at the time permitted for the exercise of such ROFO Option, or at any time prior to the ROFO Space Commencement Date, Tenant is in default under any material provisions of this Lease, as amended.

          (h) If Tenant properly exercises the ROFO Option, Landlord and Tenant shall execute and deliver appropriate documentation to evidence the addition of the ROFO Space to the Premises hereunder and to reflect corresponding changes to the Basic Lease Provisions and other Lease terms.

          (i) Tenant shall have no rights with respect to any other leasable space within the Building except as specifically provided in the Lease.

          (j) Tenant's ROFO Option under this Paragraph 9 shall be subject and subordinate to the rights of renewal, extension, first refusal, first right of negotiation and expansion contained in existing leases within the Building.

          (k) If Tenant shall exercise the right of first offer granted herein, Landlord does not guarantee that the ROFO Space Commencement Date will not be delayed if the then existing occupants of the ROFO Space shall hold over, or for any other reason beyond Landlord's reasonable control. In the event, rent with respect to the ROFO Space shall be abated until Landlord's reasonable control. In such event, rent with respect to the ROFO Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse.

     10.  Option to Extend.  In the event that Tenant is not in default
          ----------------
hereunder beyond any applicable grace or cure period, either at the date of exercise or at the date upon which the Additional Term (as hereafter defined) would otherwise commence, Tenant shall have the option to extend the term of this Lease for one (1) additional term of five (5) years (the "Additional Term"). Such option shall be exercised, if at all, by written notice from Tenant to Landlord of Tenant's intention to exercise the option which shall be given not more than fifteen (15) months and not less than twelve (12) months prior to expiration of the term specified in this Amendment. Within sixty (60) days of receipt of such notice, Landlord shall notify Tenant in writing of the terms upon which Landlord is willing to extend the term of the Lease. Tenant shall notify Landlord within sixty (60) days of its receipt of Landlord's notice if Tenant accepts Landlord's terms and conditions for the extension of the Lease. Failure of Tenant to deliver its notice to Landlord within the sixty (60) day period shall be deemed a rejection of the Landlord's terms and conditions and the term shall not be extended and Tenant shall have no further right to extend the term. In the event that Tenant is not entitled to exercise the option, or is entitled to exercise the option but fails to do so in the manner and within the time herein specified, such option shall lapse and thereafter not be exercisable by Tenant.

          In the event that Tenant shall be entitled to exercise and shall timely and properly exercise the option pursuant to this Paragraph 10, the Additional Term shall be upon all of the terms and provisions of this Lease, as amended, except that:

               (a) The Additional Term shall commence immediately upon the expiration of the Extended Term.

               (b) The provisions of this Paragraph 10 shall not apply with respect to Additional Term.

               (c) The option to extend the term (the "Extension Option") is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant. In the event that at the time such Extension Option is exercisable by Tenant, this Lease has been assigned, or a sublease exists as to more than ten percent (10%) of the Premises any portion of the Premises, the Extension Option shall be deemed null and void and Tenant and any assignee or sublessee, shall not have the right to exercise the Extension Option.

     11.  Original Premises Allowance.  Within thirty (30) days of mutual
          ---------------------------
execution and delivery of this Amendment, Landlord shall provide Tenant with an allowance of One Hundred Fifty Thousand Dollars ($150,000) to be used to reconfigure, modify and/or improve the Premises. In addition, commencing on May 1, 1997, Basic Annual Rent shall be abated until such time as the aggregate abatement of Base Annual Rent equals an additional One Hundred Fifty Thousand Dollars ($150,000). At such time as Tenant has received the full economic benefit of the foregoing through such abatement of Basic Annual Rent, Tenant's payment of Basic Annual Rent shall commence again. Tenant shall have the right to select its own contractor, subject to Landlord's reasonable approval, to perform such reconfiguration, modification or improvements to the existing Premises as is permitted by the Lease. Landlord shall not be entitled to any management or supervision fee in connection with any work to be performed by Tenant with respect to the Original Premises, the Expansion Space or the Take-Down Space. Landlord shall cooperate with Tenant in connection with Tenant's improvement of the Premises (including the Expansion Space and Take-Down Space) and shall review and approve in a timely manner all plans and other documents for which Landlord's approval is required hereunder. Landlord's approval where required under this Amendment shall not be unreasonably withheld.

     12.  Confidentiality.  The parties hereto agree that the terms of this
          ---------------
Amendment are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Each of the parties hereto agrees that it and its respective partners, officers, directors, employees and attorneys shall not disclose the terms and conditions of this Amendment to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord's interest in the Premises or any portion thereof, and either party may disclose the terms hereof including providing copies of or filing this Amendment with its independent accountants who review its financial statements or prepare its tax returns, to its counsel, bankers, investment bankers, brokers, governmental agencies or other persons to whom disclosure is required as a matter of law or a requirement of diligent inquiry imposed by law and in any action which is brought to prevent the breach or continued breach of the lease or to seek damages or any other available remedy for any breach or alleged breach.

     13.  Brokers.   Other than the Saywitz Company and PM Realty Group, each of
          -------
Landlord and Tenant represents and warrants to the other that it has employed no broker, finder or real estate agent in connection with this Amendment and the transactions provided for herein, and that there is no broker, finder or real estate agent who is entitled to a fee or commission from or through such indemnifying party in connection with this Amendment or the transaction provided for herein. Landlord shall be responsible for payment of commissions due to the above named brokers in connection with this transaction. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims for a fee or commission by any broker, finder or agent other than those specified above, claiming through such indemnifying party with respect to this Amendment or the transactions provided for herein. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provision. The foregoing indemnification provision shall be deemed to include a covenant by each indemnifying party to defend the indemnified party against claims covered by such indemnification with legal counsel reasonably satisfactory to the indemnified party.

     14.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.  Defined Terms.  All terms used in this Amendment with initial capital
          -------------
letters and not defined herein shall have the meanings given to such terms in the Lease.

     16.  Lease In Effect.  Landlord and Tenant acknowledge and agree that the
          ---------------
Lease, as hereby modified and supplemented, remains in full force and effect in accordance with its terms.

     17.  Access.  Tenant shall have controlled access to the Premises and the
          ------
parking provided to Tenant twenty-four (24) hours per day, every day of the year. The foregoing shall not extend to temporary interruptions of such access as required for maintenance or repair or as a result of reconstruction or restoration following a casualty or condemnation or resulting from force majeure causes.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment to Lease as of the day and year first above written.

US FACILITIES CORPORATION, a               CENTER TOWER ASSOCIATES, a California
Delaware corporation                       general partnership

                                           By /s/ Henry T. Segerstrom
                                             -----------------------------------
                                                                Managing Partner

By /s/ Jose A. Velasco                     By /s/ Jeanette E. Segerstrom
  --------------------------------           -----------------------------------
  Jose A. Velasco                                               Managing Partner

Title Senior Vice President, Secretary
     -----------------------------
      and General Counsel                  By: Tower Associates, a partnership,
                                               Managing Partner

By /s/ Mark Burke
  --------------------------------
  Mark Burke

Title Senior Vice President, Treasurer         By /s/ Henry T. Segerstrom
     -----------------------------               -------------------------------
      and Chief Financial Officer                               Managing Partner
                "Tenant"

                                               By /s/ Chase McLaughlin
                                                 -------------------------------
                                                                Managing Partner

                                                       "Landlord"


                                                     Approved as to Form
                                                     Pillsbury Madison & Sutro

                                                     By: /s/ T. Becket
                                                         -----------------------

                                  EXHIBIT "A"

           FLOOR PLAN OF 15TH FLOOR OF CENTER TOWER BUILDING APPEARS
            HERE SHOWING LOCATION OF SUITE 1550 AND OF RESTROOMS,
                           ELEVATORS AND STAIRWELLS.


[LOGO OF CENTER TOWER APPEARS HERE]    Floor 15
650 Town Center Drive                 Suite 1550
Costa Mesa, California              3,869 Rentable S.F.  [KEY MAP APPEARS  HERE]


                                  Exhibit "A"

                                  EXHIBIT "B"
                                  -----------

                             WORK LETTER AGREEMENT
                                [BUILD TO SUIT]

     In connection with the lease to which this Work Letter is attached (the "Lease"), Landlord and Tenant hereby agree to the terms and conditions set forth in this Work Letter relating or the construction of the tenant improvements in the Expansion Space, herein referred to as Premises (the "Tenant Improvements"). This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

                                  SECTION I.
                                  ----------

                    CONSTRUCTION DRAWINGS FOR THE PREMISES
                    --------------------------------------

     Landlord and Tenant shall approve the Plan including the working drawings as provided in the Lease. The working drawings shall be referred to as the "Approved Working Drawings." Tenant shall construct, at Tenant's cost (subject to the Allowance), the Tenants Improvements pursuant to the Approved Working Drawings. Tenant shall make no changes or modifications to the Plan or to the Approved Working Drawings without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The construction shall be undertaken in substantial compliance with the Plan and the Approved Working Drawings.


                                  SECTION II.
                                  -----------

                            SUBSTANTIAL COMPLETION
                            ----------------------

     The term "Substantial Completion" means that Tenant has completed the Tenant Improvements and other work that it is obligated to perform pursuant to this Work Letter, and that this work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises remain to be performed (items normally referred to as "Punch-List Items"). The Premises shall be deemed to have achieved Substantial Completion even though Tenant's furniture, telephones, telexes, telecopies, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Tenant's sole responsibility.

     Landlord and Tenant shall conduct a walk-through of the Premises within three (3) days of Substantial Completion for the purpose of preparing a record of any Punch-List Items which need to be completed or corrected, and Tenant shall cause such Punch-List Items to be completed or corrected within a reasonable time thereafter.

                                 SECTION III.
                                 ------------

                    CONTRACTOR'S WARRANTIES AND GUARANTIES
                    --------------------------------------

     Tenant shall retain, for the mutual benefit of Landlord and Tenant, all warranties and guaranties by the contractor who constructs the Tenant Improvements (the "Contractor") relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Such warranties and guaranties of Contractor shall guarantee that the Tenant Improvements shall be free from defects in workmanship and materials for a period of not less than one (1) year from date of completion thereof, and Contractor shall be responsible for the replacement and repair, without additional charge, of the Tenant Improvements that shall become defective within one (1) year after Substantial Completion of the Premises.

                                  Exhibit "B"

                                  SECTION IV.
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     4.1  FREIGHT ELEVATORS.  Landlord shall, consistent with its obligations to
          -----------------
other tenants of the Building, and subject to the needs of Landlord with respect to any construction or alteration of the Base, Shell and Core of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

     4.2  TENANT'S REPRESENTATIVE.  Tenant has designated Nancy Darragh and Jose
          -----------------------
A. Velasco as its sole representatives with respect to the matters set forth in this Work Letter, either of whom, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

     4.3  LANDLORD'S REPRESENTATIVE.  Landlord has designated John Sterling as
          -------------------------
its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

     4.4  INSURANCE REQUIREMENTS.  All of Tenant's contractors and agents shall
          ----------------------
carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Paragraph 19 of the Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor, and shall name as additional insureds Center Tower Associates and all mortgagees of the Project. Tenant's agents shall maintain the foregoing insurance coverage in force until the Tenant Improvements are fully completed, except for Products and Completed Operation Coverage insurance, which is to be maintained for ten
(10) years following completion of Contractor's work and acceptance by Landlord and Tenant. All insurance maintained by Tenant's agents shall preclude subrogation claims by the insurer against any one insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and not contributing with the insurance required hereunder.

     4.5  TIME OF THE ESSENCE IN THIS WORK LETTER.  Unless otherwise indicated,
          ---------------------------------------
all references herein to a "number of days" shall mean and refer to calendar days. Time is of the essence with respect of each provision hereof.

     4.6  TENANT'S LEASE DEFAULT.  Notwithstanding any provision to the contrary
          ----------------------
contained in this Lease, if an event of default as described in Paragraph 25 of the Lease, or a material default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises covered by such work stoppage), any and all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as default is cured pursuant to the terms of the Lease.

                                  Exhibit "B"

                                  EXHIBIT "C"

              FLOOR PLAN OF 15TH FLOOR OF CENTER TOWER BUILDING
            APPEARS HERE SHOWING LOCATION OF SUITES 1520 AND 1530,
                  AND OF RESTROOMS, ELEVATORS AND STAIRWELLS.

[LOGO OF CENTER TOWER APPEARS HERE]            Floor 15
650 Town Center Drive                    Suites 1520 and 1530
Costa Mesa, California                1,600 and 1,861 Rentable S.F.,       [KEY MAP APPEARS  HERE]
                                              respectively


                                  Exhibit "C"